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                                                                     EXHIBIT 3.7

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                               OF DATA RACE, INC.

     Pursuant to the provisions of Article 4.04 of the Texas Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its articles of incorporation:

                                   ARTICLE ONE

     The name of the corporation is DATA RACE, INC.

                                   ARTICLE TWO

     The following amendment to the articles of incorporation, increasing the number of shares of Common Stock that the corporation is authorized to issue, was adopted by the shareholders of the corporation on January 15, 1999. The amendment alters or changes Article Four, Section 4.1 of the articles of incorporation and the full text of such section is as follows:

                                 ARTICLE FOUR

     4.1  General. The aggregate number of shares which the Corporation has the
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          authority to issue is Thirty Nine Million Five Hundred Thousand
          (39,500,000), divided into: one class of Thirty Seven Million Five Hundred Thousand (37,500,000) shares of Common Stock, no par value, and one class of Two Million (2,000,000) shares of Preferred Stock, no par value, which may be divided into and issued in multiple series."

                                  ARTICLE THREE

     The number of shares of Common Stock of the corporation outstanding at the time of such adoption was 16,730,444; and the number of shares of Common Stock entitled to vote thereon was 16,614,079.

                                  ARTICLE FOUR

         The number of shares of Common Stock voted for such amendment was 14,427,512; and the number of shares of Common Stock voted against such amendment was 318,590.

Dated January 20, 1999.

                                      DATA RACE, INC.

                                      By: /s/ GREGORY T. SKALLA
                                         --------------------------------------
                                          Gregory T. Skalla
                                          Senior Vice President - Finance
                                          Chief Financial Officer